TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

EXHIBIT 4.8

27 November 2018

Limited Liability Company “NAPA”

and

Limited Liability Company “YANDEX”

AGREEMENT FOR SALE AND PURCHASE OF FUTURE THING No. 10204824

in respect of facilities located at:

15 Kosygina Street, Gagarinsky district, Moscow

Moscow

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Contents Page

1................................................DEFINITIONS AND INTERPRETATION2

Beneficiary: LLC “YANDEX” corr. acct.: ** INN: 7736207543  KPP: 997750001 BIK: 044525187 settlement acct.: **12 or other details of the Purchaser of which the Purchaser may notify the Seller in accordance with the provisions of the Agreement;12

Beneficiary: LLC “YANDEX” Beneficiary’s address: 16 L’va Tolstogo Street, Moscow, 119021, Russia.................12

Account number: ** Beneficiary’s bank: VTB BANK (PJSC) SWIFT: VTBRRUMM Bank’s address: 43/1 Vorontsovskaya Street, Moscow, 109147, Russian Federation12

or other details of the Purchaser of which the Purchaser may notify the Seller in accordance with the provisions of the Agreement;12

Beneficiary: LLC “NAPA” corr. acct.: ** INN: 7703466743 KPP: 770301001 BIK: 044525187 settlement acct.: **.12 or other details of the Seller of which the Seller may notify the Purchaser in accordance with the provisions of the Agreement;13

“Third Component” has the meaning given in Clause 3.1(c);...............................................................................13

2................................SUBJECT MATTER OF THE AGREEMENT14

3......PURCHASE PRICE AND PAYMENT PROCEDURE15

4....TRANSFER OF TITLE AND STATE REGISTRATION18

5.TRANSFER OF THE FACILITIES AND THE LAND PLOT20

6..................................................................................LIABILITY OF THE PARTIES22

7....................................REPRESENTATIONS AND WARRANTIES23

8..............................................RECOVERY OF PECUNIARY LOSSES25

9................................................................................................QUALITY ASSURANCE26

10..........................................................................................................................................................TERM27

11..........................................................................................................................TERMINATION28

12..........................................................................................................................................NOTICES30

13............................................................................................................FORCE MAJEURE31

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

14............................................................................................................CONFIDENTIALITY32

15..........GOVERNING LAW AND DISPUTE RESOLUTION33

16..............................................................................................................MISCELLANEOUS33

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

THIS SALE AND PURCHASE AGREEMENT (“Agreement”) is made on 27 November 2018 in Moscow, the Russian Federation

BETWEEN:

(1)Limited Liability Company “NAPA”, primary state registration number (OGRN) 1187746900428, located at: Suite 6 / Office 470, 10 Presnenskaya Embankment, Moscow, 123112, Russian Federation (the “Seller”), represented by General Director Evgeny Mikhailovich Alyoshin, acting pursuant to the Charter, and

(2)Limited Liability company “YANDEX”, primary state registration number 1027700229193, located at: 16 L’va Tolstogo Street, Moscow, 119021, Russian Federation (the “Purchaser”), represented by Andrey Olegovich Korolenko, acting pursuant to the power of attorney certified by Tatiana Yevgenyevna Nechaeva, notary of the city of Moscow, on 9 November 2018, registry No. 77/767-n/77-2018-3-880, also together referred to as the “Parties” and each separately as a “Party”.

RECITALS:

(A)

As of the Execution Date: (i) OJSC owns the OJSC Premises, Metal Fencing and Other Property and OJSC possesses and uses the Land Plot under the Land Lease; (ii) the Owners of Third Party Premises own the Third Party Premises and an interest in the right of lease / use in respect of the Land Plot.

(B)	The OJSC Premises, the OJSC Lease Right and a part of the Other Property are mortgaged/pledged to VTB Bank as security for OJSC’s obligations under the Facility Agreement.
(C)

The Purchaser wishes to purchase the entire Building by purchasing the OJSC Premises, the Third Party Premises and Other Property as well as the Land Lease Right and the Metal Fencing (the OJSC Premises, Third Party Premises, Other Property and Metal Fencing are hereinafter referred to as the “Facilities”). In order to ensure that the Purchaser is able to purchase the Facilities and the Land Lease Right, the Seller intends to purchase the Facilities and the Land Lease Right and then, upon the purchase of all Facilities and the Land Lease Right, sell them to the Purchaser on the terms and subject to the conditions hereof.

(D)

The following agreements and documents have been agreed and approved by the Parties and executed prior to the Execution Date: (i) OJSC Collateral Account Agreements and Seller Collateral Account Agreements; (ii) Addendum to the Facility Agreement between VTB Bank and OJSC; (iii) Annexes to the Security Documents; (iv) Addendum to the Korston-Moscow Lease between OJSC and Limited Liability Company “Korston-Moscow” (primary state registration number 1077746247347); and (v) Option Agreements.

(E)

The following agreements have been agreed and approved by the Parties and have been or will be signed on or about the Execution Date: (i) OJSC Account Pledges and Seller Account Pledges; and (ii) the Settlement Agreement.

(F)

The approval of the Seller’s management bodies regarding the execution of the Agreement and the Third Party SPAs has been obtained (Minutes of the Extraordinary General Meeting of Shareholders of the Seller No. 12 dated 26 November 2018 in respect of the Agreement, Minutes of Extraordinary General Meetings of Shareholders of the Seller Nos. 2, 3, 4, 5, 6 and 7 dated 13 November 2018 and Nos. 8 and 9 dated 19 November 2018 in respect of the Third Party SPAs), and copies thereof have been transferred to the Purchaser on the Execution Date.

(G)

The approval of OJSC’s management bodies has been obtained with respect to the execution of the Settlement Agreement, the OJSC SPA and other related documents (minutes of the Extraordinary General Meeting of Shareholders of the Seller dated 24 September 2018), and a copy thereof has been transferred to the Purchaser.

(H)	Capitalized terms used but not defined in these Recitals shall have the meanings given to them in this Agreement.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION
1.1	In this Agreement, unless otherwise expressly required by the context, the following capitalized terms and expressions shall have the following meanings:

“Documents Acceptance Certificate” means the acceptance certificate in respect of documents, executed by the Purchaser (as the transferee) and Limited Liability Company VTB Capital Zhilaya Nedvizhimost’, primary state registration number 1147746229377 (as the transferor), dated 12 November 2008;

“Landlord” means the City Property Department of the city of Moscow or its successor;

“Affiliate” means, in relation to any person, another person which directly or indirectly controls, is controlled by, or is under common control with, such person and persons controlled by such person, and members of a group of such person within the meaning of Federal Law No. 135-FZ “On Protection of Competition” dated 26 July 2006 (as amended on the Execution Date); for the purposes of this definition, a person is deemed to be “controlled” by another person if the latter is entitled (directly or indirectly, by virtue of ownership of shares or participation interests, or voting rights held by contract or otherwise) to appoint and/or remove executive bodies, all or a majority of members of the board of directors or other members of the management bodies of such person, or to give directions which are binding for such person, and the terms “control” and “to control” shall be construed accordingly;

“VTB Bank” means VTB Bank (Public Joint-Stock Company), a joint-stock company organized under the laws of the Russian Federation, located at: 29 Bol’shaya Morskaya Street, 190000, Saint Petersburg, primary state registration number 1027739609391, general license of the Central Bank of the Russian Federation No. 1000;

“Second Part of the Security Payment” has the meaning given in Clause 3.3;

“Guarantee Period” has the meaning given in Clause 9.1;

“State Registration” means state registration with the USRRP of the transfer of title to the Real Properties or any of them and the Land Lease Right, if it is subject to state registration, to the Purchaser;

“Civil Code” means the Civil Code of the Russian Federation (as amended);

“VTB Group” means VTB Bank and its subsidiaries / dependent entities included in the consolidated IFRS statements of VTB Bank;

“Transfer Deed Date” means the relevant date of execution of the Transfer Deed by the Parties, unless otherwise expressly required by the context;

“Execution Date” means the date of execution of this Agreement by the Parties;

“Payment Date” has the meaning given in Clause 3.8;

“Registration Date” means the relevant date of State Registration, unless otherwise expressly required by the context;

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Defect” means:

(a)	any non-conformity of the Facilities and/or the Land Plot to the requirements of this Agreement and/or Applicable Law; and/or
(b)	any physical defect or deficiency in the Facilities if such defect or deficiency impedes or makes impossible the Permitted Use of any Facility or any part thereof;

“** SPA” means the notarized sale and purchase agreement between **.  ** (as sellers) and the Seller (as purchaser) in respect of the ** Premises;

“OJSC SPA” means the notarized sale and purchase agreement in respect of the OJSC Premises, including OJSC’s Lease Right, to be executed between the Seller (as purchaser) and OJSC (as seller);

“Third Party SPAs” means the notarized sale and purchase agreements and sale and purchase option agreements in respect of the Third Party Premises, to be executed between the Seller (as purchaser) and Owners of Third Party Premises (as sellers);

“Land Lease” means the lease agreement in respect of the Land Plot No. М-06-011534 dated 09 June 1998, between OJSC and other tenants (as tenant) and the Landlord (as landlord), as amended by the following addenda;

(a)	No. М-06-011534/1 dated 16 December 1998;
(b)	No. М-06-011534/2 dated 07 April 1999;
(c)	No. М-06-011534/3 dated 10 September 1999;
(d)	No. М-06-011534/4 dated 13 June 2000;
(e)	No. М-06-011534/5 dated 13 February 2001;
(f)	No. М-06-011534/6 dated 27 June 2005;

with the lease period expiring on 09 June 2047, and subject to the agreements for accession to the lease:

(a)	dated 07 September 2005 with ** (as tenant) (subject to the agreement for assignment of land lease rights dated 04 July 2017 and the addendum to the Land Lease dated 14 June 2018);
(a)	dated 20 March 2007 with LLC “RESONANCE-K” (as tenant);
(a)	dated 21 March 2007 with LLC “Galla Inter” (as tenant);
(a)	dated 22 March 2007 with LLC “GEMALADA” (as tenant);
(a)	dated 26 March 2007 with LLC “OFFICE-RENT” (as tenant);
(a)	dated 27 March 2007 with LLC “ANIKS” (as tenant),

with the lease period expiring on 09 June 2047;

“Land Lease 2” means the lease agreement in respect of Land Plot 2 No. М-06-506983 dated 08 September 2004, between OJSC (as tenant) and the Landlord (as landlord), with the initial lease period being until 08 September 2009 and subsequently prolonged for an indefinite period;

“Land Lease 3” means the lease agreement in respect of Land Plot 3 No. М-06-507994 dated 31 January 2006, between OJSC (as tenant) and the Landlord (as landlord), with the initial lease period being until 22 September 2010 and subsequently prolonged for an indefinite period;

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Korston Moscow Lease” means lease agreement in respect of real property No. 200/11 dated 01 August 2011 between OJSC (as landlord) and Korston-Moscow (as tenant), as amended by the following addenda: No. 1 dated 16 November 2011, No. 2 dated 01 January 2012, No. 3 dated 07 February 2012, No. 4 dated 01 July 2013, No. 5 dated 01 January 2014, No. 6 dated 07 February 2014, No. 7 dated 02 May 2014, No. 8 dated 01 July 2014, No. 9 dated 18 December 2014, No. 10 dated 01 April 2015, No. 11 dated 23 December 2015, No. 12 dated 24 December 2015, No. 12/1 dated 31 December 2015, No. 13 dated 21 April 2016, No. 14 dated 31 May 2016, No. 13 dated 31 December 2016, and the Addendum to the Korston Moscow Lease;

“Mortgage” means mortgage (pledge of real property) agreement No. 31-108/19/550-13-ZN/454 dated 20 December 2013 between OJSC (as mortgagor) and VTB Bank (previously known as OJSC “Bank of Moscow”) (as mortgagee) in respect of the OJSC Premises and OJSC’s interest in the lease right to the Land Plot, as amended by the following addenda: No. 1 dated 11 April 2014, No. 2 dated 09 July 2014, No. 3 dated 30 December 2014 and No. 4 dated 30 December 2016;

“Bank Assignment Agreement” means the agreement for assignment of rights (claims) in respect of, inter alia, the rights (claims) of VTB Bank against OJSC under the Facility Agreement to be entered into between VTB Bank (as assignor) and the Purchaser (as assignee);

“Equipment Pledges” means equipment pledge agreement No. 31-108/15/454-13-DO/1 dated 30 June 2017 between OJSC (as pledgor) and VTB Bank (as pledgee) and equipment pledge agreement No. 31-108/15/454-13-DO/2 dated 27 July 2017 between Korston Moscow (as pledgor) and VTB Bank (as pledgee);

“OJSC Account Pledges” means the agreement for pledge of rights under bank (collateral) account agreement No. ** and the agreement for pledge of rights under bank (collateral) account agreement No. ** in respect of, inter alia, the OJSC Collateral Account, entered into on 20 November 2018 between OJSC (as pledgor) and VTB Bank (as pledgee and account bank) to secure the obligations of OJSC under the Facility Agreement in the form agreed with the Purchaser;

“Seller Account Pledges” means the agreements for pledge of rights under the Seller Collateral Account Agreements, to be entered into between the Seller (as pledgor) and VTB Bank (as pledgee and account bank) to secure the obligations of the Seller under the Bank Guarantee in the form agreed with the Purchaser;

“OJSC Collateral Account Agreements” means the bank account agreement in respect of foreign currency bank account (collateral account) No. ** and bank account agreement in respect of Russian currency bank account (collateral account) No. ** (in respect of the OJSC Collateral Account), entered into on 1 November 2018 between OJSC (as client) and VTB Bank (as account bank);

“Seller Collateral Account Agreements” means the bank account agreement in respect of foreign currency bank account (collateral account) No. ** and bank account agreement in respect of Russian currency bank account (collateral account) No. **, entered into on 09 November 2018 in respect of the Seller Collateral Accounts between the Seller (as client) and VTB Bank (as account bank);

“Utility Services Agreements” means the agreements to which OJSC is a party, listed in Schedule 6;

“Asset Charges” means the Mortgage, Equipment Pledges and agreement for pledge of lease rights to land plots No. 552-13-ZN/454-DI/4 dated 12 April 2017 between OJSC (as pledgor) and VTB Bank (as pledgee) in respect of the lease right to Land Plot 2 and Land Plot 3;

“Option Agreements” means, collectively, the Put Option and Put Option 2;

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Subleases” means sublease agreements between Korston Moscow (as tenant) and the subtenants listed in the OJSC SPA, which will be executed after the Execution Date in the form agreed with the Purchaser;

“Security Documents” means the documents set out in the Settlement Agreement and transferred under the Documents Acceptance Certificate;

“Participation Interest” means the participation interest in the Seller’s charter capital, with a nominal value of nine hundred ninety-nine thousand nine hundred roubles (RUB 999,900), which constitutes ninety-nine point ninety-nine percent (99.99%) of the Seller’s charter capital;

“Participation Interest 2” means the participation interest in the Seller’s charter capital, with a nominal value of one hundred roubles (RUB 100), which constitutes zero point zero one percent (0.01%) of the Seller’s charter capital;

“Transaction Documents” means agreements and documents listed in Schedule 4, provided that, for the purposes of this Agreement, the term “Transaction Documents” and each of documents and transactions designated as the Transaction Documents and listed in Schedule 4 means the version of the relevant document transferred to the Purchaser under the Documents Acceptance Certificate, and in case of any change in agreements (draft agreements) and/or documents after the execution of the Documents Acceptance Certificate, subject only to those changes that have been agreed with the Purchaser;

“Annexes to Seller Collateral Account Agreements” has the meaning given in the Settlement Agreement;

“Annexes to Security Documents” means addenda or confirmation letters to the Security Documents which confirm or reflect amendments to the Facility Agreement set out in the Addendum to the Facility Agreement, which were entered into prior to the Execution Date between VTB Bank and the relevant party to each Security Document or executed by the relevant security providers under the Security Documents and transferred to the Purchaser under the Documents Acceptance Certificate;

“Addendum to the Korston Moscow Lease” means addendum No. 15 to the Korston Moscow Lease dated 30 October 2018, registered with the USRRP on 09 November 2018, which, inter alia, reduces the lease period under the Korston Moscow Lease;

“Addendum to the Facility Agreement” means addendum No. 8 dated 15 November 2018 to the Facility Agreement entered into by OJSC (as borrower) and VTB Bank (as lender);

“USRRP” means the Unified State Register of Real Property of the Russian Federation;

“USRLE” means the Unified State Register of Legal Entities of the Russian Federation;

“Seller’s Representations” means representations as to circumstances, given by the Seller hereunder and set out in Clause 7.1 hereof (for the Seller) and Schedule 5;

“Parties’ Representations” means all representations as to circumstances, given by each Party to the other Party with respect to itself and set out in Clause 7.1 hereof;

“OJSC Collateral Account” means settlement (collateral) RUB account of OJSC No. **, opened with VTB Bank (Russian bank identification code (BIK) 044525187, correspondent account **, Russian Classifier of Businesses and Organizations (OKPO) 00032520, Russian taxpayer identification number (INN) 7702070139, OGRN 1027739609391);

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Seller Collateral Accounts” means the Seller RUB Collateral Account and the Seller USD Collateral Account;

“Seller RUB Collateral Account” means settlement (collateral) RUB account of the Seller No. **, opened with VTB Bank (BIK 044525187, correspondent account **, OKPO 00032520, INN 7702070139, OGRN 1027739609391);

“Seller USD Collateral Account” means settlement (collateral) USD account of the Seller No. **, opened with VTB Bank (BIK 044525187, correspondent account **, OKPO 00032520, INN 7702070139, OGRN 1027739609391);

“Building” means the building with cadastral number 77:06:0001002:1032 located on the Land Plot;

“Land Code” means the Land Code of the Russian Federation, as amended;

“Land Plot” means the land plot with cadastral number 77:06:0001002:60 and total area of 31,812 sq. m, located at the address established in relation to the landmark within the boundaries of the land plot; postal address of the landmark: Plot 15, Kosygina Street, Moscow, land category: land for habitation, permitted use: hotel service (4.7) (land designated for hotels (1.2.6)); business management (4.1) (land designated for business and commercial office buildings (1.2.7)); catering (4.6) (land designated for trading, catering and  amenities facilities (1.2.5)), which is, as of the Execution Date, leased by OJSC and the persons set out in paragraph (b) of the definition of the “Land Plot Encumbrances” under the Land Lease, as reflected in the USRLE extract referred to in Schedule 2 hereto;

“Land Plot 2” means the land plot with cadastral number 77:06:0001002:129 and total area of 7,312 sq. m, located at the address established in relation to the landmark within the boundaries of the land plot; postal address of the landmark: Plot 15, Kosygina Street, Moscow, which is, as of the Execution Date, leased by OJSC under Land Lease 2;

“Land Plot 3” means the land plot with cadastral number 77:06:0001002:85 and total area of 500 sq. m, located at the address established in relation to the landmark within the boundaries of the land plot; postal address of the landmark: Plot 15, Kosygina Street, Moscow, which is, as of the Execution Date, leased by OJSC under Land Lease 3;

“Other Property” means non-removable improvements of the Land Plot and non-removable improvements of the Real Properties, including those listed in Schedule 3 hereto, but excluding the property which is included in the OJSC Premises and set out in the definition of “OJSC Premises”;

“Other Agreements” means the agreements to which OJSC is a Party as of the Execution Date, listed in Schedule 7;

“Utility Services” means power supply, heat supply, water supply, waste water collection and water disposal;

“OJSC Component” has the meaning given in Clause 3.1(a);
“Third Party Component” has the meaning given in Clause 3.1(b);

“Confidential Information” has the meaning given in Clause 14.1;

“Korston Moscow” means Limited Liability Company “Korston-Moscow”, OGRN 1077746247347, INN 7736553504, located at: 15 Kosygina Street, 119334, Moscow, 100% participatory interest in which is held by OJSC as of the Execution Date;

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Facility Agreement” means facility agreement (facility) No. 31-108/15/454-13-KR dated 30 October 2013 between OJSC (as borrower) and VTB Bank (previously known as OJSC “Bank of Moscow”) (as lender), as amended by addenda No. 1 dated 07 November 2013, No. 2 dated 30 January 2014, No. 3 dated 26 May 2014, No. 4 dated 16 September 2014, No. 5 dated 30 December 2016, No. 6 dated 24 May 2017, No. 7 dated 08 May 2018 and the Addendum to the Facility Agreement;

“VTB Bank Exchange Rate” means the RUB/USD exchange rate expressed as USDRUB_MOEX – (minus) 10 kopecks as on the relevant payment date, provided that, for the purposes of this definition, USDRUB_MOEX means the RUB/USD exchange rate expressed as the amount of Roubles for one US Dollar, for next day settlements, announced by PJSC Moscow Exchange (MOEX) on the webpage moex.com/en/fixing as MOEX USD/RUB FX Fixing at approximately 12:35 p.m. (Moscow time) on the relevant payment date;

“Metal Fencing” means the metallic fencing with cadastral number 77:06:0001002:9415 and the length of 841 m, located on the Land Plot, which, as of the Execution Date, is owned by OJSC in accordance with Order of the State Committee of the Russian Federation for the Management of State Property No. 658-R dated 28 July 1997 and the Transfer Deed dated 28 September 1997, which is confirmed by Certificate of State Registration of Right dated 03 May 2012, series 77-AN 750797, issued by the Moscow Office of the Federal Service for State Registration, Cadastral Records and Cartography, of which a registration entry was made in the Unified State Register of Rights to Real Property and Transactions with It on 03 May 2012 under No. 77-77-22/026/2012-650, and the USRRP extract referred to in Schedule 2 hereto;

“IFRS” means the international accounting standards, international financial reporting standards and related interpretations issued, adopted and amended from time to time by the International Accounting Standards Board;

“Tax” means:

(a)

all taxes, levies and insurance premiums, including all federal, regional, local and other taxes, special tax treatments, duties, excises, contributions to the Pension Fund of the Russian Federation, Social Insurance Fund of the Russian Federation, Mandatory Medical Insurance Fund of the Russian Federation and other taxes, levies and insurance premiums of any kind (whether direct or withheld, whether or not they require filing a return and whether paid to the budget or to non-budgetary funds), charged or collected by any Authority;

(b)	all arrears, penalties, fines and interest relating to any tax, levy or insurance premium referred to in paragraph (a) of this definition; and
(c)	any liability to set off or refund from the budget in relation to the payment of any tax, levy or insurance premium referred to in paragraph (a) of this definition;

“VAT” means the value added tax provided for by Applicable Law;

“OJSC” means Open Joint-Stock Company Hotel Complex “ORLYONOK”, organized and existing under the laws of the Russian Federation, located at: 15 Kosygina Street, Moscow, 119334, Russian Federation, OGRN 1027739582815;

“Security Payment” means, together, the First Part of the Security Payment and the Second Part of the Security Payment;

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Encumbrance” means any encumbrance or restriction, third party right or limitation or rights, whether or not registered, which is established or claimed by contract, law or judicial act which has come into effect (whenever adopted), including, but not limited to:

(a)

any pledge, mortgage (including mortgage by law), charge, lease, sublease, easement, attachment, injunction, lien, right of perpetual use, right of free use for a fixed period, trust or pre-emption right;

(b)

third party right under option to enter into a contract, option agreement, preliminary agreement, sale and purchase agreement in respect of a future thing, sale and purchase agreement with deferred performance, or in accordance with any other agreement or transaction;

(c)	other transaction or agreement on disposal of property;
(d)	actual use;
(e)	attachment or prohibition of certain actions, or legal claims registered by a competent authority or filed with a court; and/or
(f)	any agreement or transaction creating or establishing any of the above,

with the exception of the Permitted Encumbrances;

“Other Property Encumbrances” means the following Encumbrances existing as of the Execution Date in respect of the Other Property: the pledge under the Equipment Pledges;

“Third Party Premises Encumbrances” means the encumbrances designated as the “Permitted Encumbrances” in the Third Party SPAs;

“Premises Encumbrances” means the following Encumbrances existing as of the Execution Date in respect of the Premises:

(a)	lease under the Korston Moscow Lease (for the avoidance of doubt, subject to the Addendum to the Korston Moscow Lease);
(a)	sublease under the Subleases;
(a)	pledge (mortgage) under the Mortgage;

“Land Plot Encumbrances” means the following Encumbrances existing as of the Execution Date in respect of the Land Plot:

(a)	pledge (mortgage) of lease rights under the Mortgage; and
(a)

lease to the benefit of the following legal entities and individuals: OJSC, Limited Liability Company “RESONANCE-K”, Limited Liability Company “Galla Inter”, Limited Liability Company “GEMALADA”, Limited Liability Company “OFFICE-RENT”, Limited Liability Company “ANIKS”, **, under the Land Lease;

“Circumstances of Losses” has the meaning given in Clause 8.1;

“Facilities” has the meaning given in Recital (C);

“Real Properties” means all Facilities, with the exception of the Other Property;

“OJSC Facilities” means all Facilities, with the exception of the Third Party Premises;

“Put Option” means the notarized agreement dated 12 November 2018 for the option to enter into the sale and purchase agreement in respect of the Participation Interest between the Seller’s Member and the Purchaser, pursuant

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

to which the Purchaser has offered to the Seller’s Member to enter into the sale and purchase agreement in respect of the Participation Interest;

“Put Option 2” means the notarized agreement dated 12 November 2018 for the option to enter into the sale and purchase agreement in respect of Participation Interest 2 between Seller’s Member 2 and Yandex Technologies, pursuant to which Yandex Technologies has offered to Seller’s Member 2 to enter into the sale and purchase agreement in respect of Participation Interest 2;

“Authority” means any legislative, executive or judicial authority (whether federal, regional or municipal) of any country (or international / supranational organization), and any organizations, institutions, enterprises and other persons vested with governmental or other public powers;

“First Part of the Security Payment” has the meaning given in Clause 3.2;

“First Claim” has the meaning given in Clause 11.6;

“Initial Registration” means state registration with the USRRP of the transfer to the Seller of title to the Facilities and, if subject to state registration, the Land Lease Right under the OJSC SPA and the Third Party SPAs;

“Initial Transfer Deeds” means transfer deeds in respect of transfer and acceptance of the Facilities and the Land Plot under the OJSC SPA and Third Party SPAs, to be made and executed by the Seller with OJSC and the Owners of Third Party Premises in accordance with the OJSC SPA and Third Party SPAs, respectively;

“Transfer Deed” means the transfer deed(s) in respect of transfer and acceptance of the Facilities and the Land Plot hereunder between the Seller and the Purchaser, which shall be made and executed by the Parties in the form set out in Schedule 1 (if more than one transfer deed is made, with necessary adjustments to such form with respect to the transferred property);

“Purchase Price” has the meaning given in Clause 3.1;

“** Premises” means the premises with cadastral number 77:06:0001001:2695 and total area of 236.3 sq. m, owned jointly by ** (1/2 share) and ** (1/2 share);

“OJSC Premises” means non-residential premises with cadastral number 77:06:0001002:9745 and total area of 42,184.2 sq. m (including the property in such premises), located in the Building which, as of the Execution Date, is owned by OJSC in accordance with Order of the State Committee of the Russian Federation for the Management of State Property No. 658-R dated 28 July 1997 and the Transfer Deed dated 28 September 1997, of which a registration entry was made in the Unified State Register of Rights to Real Property and Transactions with It on 29 January 1999 under No. 77-01/00-001/1998-35252b, which is confirmed by Certificate of State Registration of Right dated 25 September 2015, issued by the Moscow Office of the Federal Service for State Registration, Cadastral Records and Cartography and the USRRP extract referred to in Schedule 2 hereto;

“Third Party Premises” means the following non-residential premises located in the Building (other than the OJSC Premises):

(b)	premises with cadastral number 77:06:0001001:2696 and total area of 214.6 sq. m, owned by Limited Liability Company “ANIKS”, OGRN 1037739514504, INN 7706032582;
(c)	** Premises;

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(d)	premises with cadastral number 77:06:0001001:2693 and total area of 733.3 sq. m, owned by **;
(e)	premises with cadastral number 77:06:0001001:2690 and total area of 211.2 sq. m, owned by Limited Liability Company “Galla Inter”, OGRN 1027739126227, INN 7709286151;
(f)	premises with cadastral number 77:06:0001001:2694 and total area of 498.2 sq. m, owned by Limited Liability Company “CONTINENT-PROFILE”, OGRN 1027739085934, INN 7721205254;
(g)	premises with cadastral number 77:06:0001001:2692 and total area of 422.9 sq. m, owned by Limited Liability Company “OFFICE-RENT”, OGRN 1027739904928, INN 7736200330;
(h)	premises with cadastral number 77:06:0001001:2691 and total area of 530.8 sq. m, owned by Limited Liability Company “RESONANCE-K”, OGRN 1027739079994, INN 7709284210;
(i)	premises with cadastral number 77:06:0001001:2689 and total area of 507.7 sq. m, owned by **; and
(j)	premises with cadastral number 77:06:0001001:2688 and total area of 1,190.4 sq. m, owned jointly by ** (1/4 share), ** (1/4 share), ** (1/4 share) and ** (1/4 share);
“Lease Right” means:
(a)	if the Seller’s lease right in respect of the entire Land Plot is registered with the USRRP as a result of acquisition of the Facilities, the lease right in respect of the entire Land Plot; OR
(b)	if the Seller’s lease right in respect of the entire Land Plot is not registered with the USRRP as a result of acquisition of the Facilities:
(i)

any interest in the lease right in respect of the Land Plot (if any interest held by the Seller in the lease right in respect of the Land Plot is registered with the USRRP as a result of acquisition of the Facilities); and/or

(ii)

the right to use the Land Plot (to the extent that the Seller’s lease right or an interest held by the Seller in the lease right in respect of the Land Plot is not registered with the USRRP as a result of acquisition of the Facilities);

“OJSC’s Lease Right” means a 91/100 interest in the lease right in respect of the Land Plot owned by OJSC as of the Execution Date under the Land Lease;

“Applicable Law” means all laws and regulations which are in force in the Russian Federation and in any region or municipality of the Russian Federation, including technical regulations, sanitary rules and regulations (SanPiN), construction rules and regulations (SNiP), regional construction rules (TSN), fire safety rules and regulations (PPB and NPB), technical conditions (TU) and special technical conditions (STU), judicial acts (including orders, judgments, regulations, rulings and verdicts) which affect the relevant issue or person;

“Interest” has the meaning given in Clause 11.9 of the Agreement;

“Business Day” means any day which is not a statutory holiday in Russia or Saturday or Sunday (with the exception of any Saturday or Sunday officially declared a business day in Russia by a relevant Authority);

“Reverse SPAs” means notarized sale and purchase option agreements in respect of the Third Party Premises (with the exception of the ** Premises), to be entered into between the Seller (as seller) and the respective Owners of Third Party Premises (as purchaser);

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

“Permitted Use” means the use of the Facilities and the Land Plot for hotel services, business management and/or catering, operating trading facilities or amenities;

“Permitted Encumbrances” means, in relation to the Facilities and the Land Plot: Other Property Encumbrances, Premises Encumbrances (provided that, for the avoidance of doubt, the lease under the Korston Moscow Lease is always subject to the Addendum to the Korston Moscow Lease), Third Party Premises Encumbrances and Land Plot Encumbrances;

“Transaction Expenses” means reasonable and documented expenses of the Seller actually incurred in connection with the Transaction and agreed in writing with the Purchaser; for the avoidance of doubt, the Transaction Expenses do not include expenses of any third party (with the exception of the Seller) but may include the Seller’s expenses for services of third parties in connection with the Transaction;

“Registration Authority” means the Authority empowered to carry out state cadastral registration and state registration of rights;

“Encumbrance Release Registration” means, in aggregate:

(a)	removal of the entry on mortgage of the OJSC Premises and OJSC’s Lease Right from the USRRP; and
(b)

registration of notification of the removal of information on the pledge of movable property relating to the pledge of the lease right to Land Plot 2 and Land Plot 3 and the pledge of Other Property from the register of notifications of pledge of movable property (if such registration has been initially made in respect of the Asset Charges);

in each case, pledged with VTB Bank as security for OJSC’s obligations under the Facility Agreement;

“Roubles” or “RUB” means the lawful currency of the Russian Federation as of the Execution Date;

“Transaction” means acquisition by the Seller of title to all Facilities and Land Lease Rights for further disposal by the Seller and acquisition by the Purchaser of title to all Facilities and Land Lease Rights;

“Owners of Third Party Premises” means the following legal entities and individuals and their successors:

(a)	Limited Liability Company “ANIKS”, OGRN 1037739514504, INN 7706032582, which owns the premises with cadastral number 77:06:0001001:2696 and total area of 214.6 sq. m;
(b)	** and **, who jointly own ** Premises;
(c)	**, who owns the premises with cadastral number 77:06:0001001:2693 and total area of 733.3 sq. m;
(d)	Limited Liability Company “Galla Inter”, OGRN 1027739126227, INN 7709286151, which owns the premises with cadastral number 77:06:0001001:2690 and total area of 211.2 sq. m;
(e)	Limited Liability Company “CONTINENT-PROFILE”, OGRN 1027739085934, INN 7721205254, which owns the premises with cadastral number 77:06:0001001:2694 and total area of 498.2 sq. m;
(f)	Limited Liability Company “OFFICE-RENT”, OGRN 1027739904928, INN 7736200330, which owns the premises with cadastral number 77:06:0001001:2692 and total area of 422.9 sq. m;
(g)	Limited Liability Company “RESONANCE-K”, OGRN 1027739079994, INN 7709284210, which owns the premises with cadastral number 77:06:0001001:2691 and total area of 530.8 sq. m;
(h)	**, who owns the premises with cadastral number 77:06:0001001:2689 and total area of 507.7 sq. m; and

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(i)	** and **, who jointly own the premises with cadastral number 77:06:0001001:2688 and total area of 1,190.4 sq. m;

“Bank Guarantee” means the master agreement for the issuance of guarantees provided by VTB Bank (as guarantor) at the request of the Seller (as principal) to the benefit of OJSC and the Owners of Third Party Premises (as beneficiaries) in accordance with the OJSC SPA and Third Party SPAs (as appropriate), in the form of bank guarantees set out in the schedules to the OJSC SPA and Third Party SPAs;

“Settlement Agreement” means the settlement agreement to be entered into by and between the Seller, the Purchaser, OJSC and VTB Bank;

“Gross-Up Amount” means, in relation to any amount payable hereunder which is subject to VAT payable by its recipient, such amount by which the relevant payment shall be increased so that, upon payment of such VAT, the recipient would keep such amount of payment as if such VAT was not payable or paid;

“Debt Amount” means the amount of the principal and interest accrued on the principal under the Facility Agreement as well as the amount of all other payments due from OJSC under the Facility Agreement as of the relevant date;

“Surplus Amount” has the meaning given in Clause 5.7(a);

“Purchaser’s Account” means the following bank details of the Purchaser with VTB Bank:

Beneficiary: LLC “YANDEX” corr. acct.: ** INN: 7736207543 KPP: 997750001 BIK: 044525187 settlement acct.: **
or other details of the Purchaser of which the Purchaser may notify the Seller in accordance with the provisions of the Agreement;

“Purchaser’s USD Account” means the following bank details of the Purchaser with VTB Bank:

Beneficiary: LLC “YANDEX” Beneficiary’s address: 16 L’va Tolstogo Street, Moscow, 119021, Russia

Account number: **
Beneficiary’s bank: VTB BANK (PJSC)
SWIFT: VTBRRUMM
Bank’s address: 43/1 Vorontsovskaya Street, Moscow, 109147, Russian Federation

or other details of the Purchaser of which the Purchaser may notify the Seller in accordance with the provisions of the Agreement;

“Seller’s Account” means the following bank details of the Seller with VTB Bank:

Beneficiary: LLC “NAPA” corr. acct.: ** INN: 7703466743

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

KPP: 770301001 BIK: 044525187 settlement acct.: **
or other details of the Seller of which the Seller may notify the Purchaser in accordance with the provisions of the Agreement;
“Third Component” has the meaning given in Clause 3.1(c);

“Notice of Readiness” has the meaning given in the Settlement Agreement;

“Notices” has the meaning given in Clause 12.1 of the Agreement;

“Payment Conditions” has the meaning given in Clause 3.6;

“Seller’s Member” means Limited Liability Company VTB Capital Zhilaya Nedvizhimost’, primary state registration number 1147746229377, located at: 17th floor, 10 Presnenskaya Embankment, Moscow, 123112;

“Seller’s Member 2” means Limited Liability Company “Transportniye Kontsessii (Sakha)”, primary state registration number 1137746413243, located at: 12 Presnenskaya Embankment, Moscow, 123112;

“Yandex Technologies” means Limited Liability Company “YANDEX.TECHNOLOGIES”, primary state registration number 1177746494166, located at: 16 L’va Tolstogo Street, Moscow, 119021, Russian Federation.

7.1	For the purposes of interpretation of this Agreement, unless otherwise is expressly required by the context:
(a)	the title and headings are included in the text of this Agreement for ease of reference only and shall not affect its interpretation;
(b)	words used in the singular include the plural and vice versa, and words used in a particular gender include all other genders;
(c)	“include”, “including”, “inclusive” and “in particular” shall be interpreted without any limitation (as if they were followed by “but not limited to”);
(d)	any reference to “written” or “in writing” means any method of reproduction of words in fixed (physical, non-deletable) written form (for the avoidance of doubt, this does not include email);
(e)

“person” means any person with separate legal capacity (including legal entities, individuals and unincorporated organizations, including partnerships, joint ventures, firms, associations, trusts, governmental and other public authorities and officials), wherever and however established or organized;

(f)	reference to any law or specific provision of any law means such law or provision as of the Execution Date, including any regulations adopted thereunder;
(g)

this Agreement serves for the benefit of, and is binding on, the Parties’ successors and assignees (in the latter case, to the extent and on terms and conditions on which the transfer of the Agreement, assignment of claims or transfer of debt (as applicable) is allowed by the provisions hereof);

(h)

references to Sections, Clauses, paragraphs and Schedules in this Agreement mean sections, clauses of, and schedules to, this Agreement, and references to Parts of Schedules mean parts of the relevant Schedule;

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(i)

references in this Agreement to any Transaction Documents agreed with the Purchaser mean versions of such documents (draft documents) transferred to the Purchaser under the Documents Acceptance Certificate, and in case of any amendments to agreements and/or documents after the execution of the Documents Acceptance Certificate, subject only to such amendments which have been agreed with the Purchaser;

(j)	references in this Agreement to the “latest Transfer Deed Date”, “later of Transfer Deed Dates” or any similar expression mean:
(i)	if all Facilities and the Land Plot are transferred from the Seller to the Purchaser hereunder by one transfer deed, the date of execution of the Transfer Deed by the Parties;
(ii)

if the Facilities are transferred from the Seller to the Purchaser hereunder in accordance with Clause 5.2 in stages under several Transfer Deeds, the date of execution by the Parties of the Transfer Deed in respect of the last Facility (so that, upon execution by the Parties of such Transfer Deed, there are no more Facilities (and no Land Plot) that have not been transferred by the Seller to the Purchaser hereunder);

(k)

for the purposes of the references in this Agreement to the VTB Bank Exchange Rate and conversion of US Dollars into Roubles and vice versa, the Parties shall (including by means of exercise of their rights under the Settlement Agreement) ensure a single conversion rate and VTB Bank Exchange Rate for settlements on the relevant payment date;

(l)

all schedules to the Agreement constitute an integral part hereof and shall have the same legal effect as the Agreement, as if they were expressly set forth in the Agreement, and any reference to “this Agreement” or the “Agreement” shall be construed as a reference to the Agreement including the schedules to it; and

(m)	the time of day set out in this Agreement or legally meaningful communications of the Parties (unless the Parties provide otherwise) shall be Moscow time.
2.	SUBJECT MATTER OF THE AGREEMENT
2.1	The Parties recognize and agree that:
(a)

as of the Execution Date, copies of the Transaction Documents executed by the parties to such agreements on the Execution Date and draft execution versions of other Transaction Documents which will be executed after the Execution Date are transferred to the Purchaser under the Documents Acceptance Certificate dated 12 November 2018;

(b)	they assume that:
(i)	on or about the Execution Date, VTB Bank, the Seller, the Purchaser and OJSC entered into or will enter into the Settlement Agreement; and
(i)

after the execution of the Third Party SPAs (with the exception of the ** SPA, which will be executed later), but prior to the execution of OJSC SPA, the Seller’s Member will accept the Put Option and Seller’s Member 2 will accept Put Option 2.

2.2	The Parties have agreed, within the meaning of Article 327.1 of the Civil Code, that, subject to:
(a)	the Initial Registration of all Real Properties and, if it is subject to registration, the Land Lease Right, in each case without any Encumbrances, save for the Permitted Encumbrances;
(b)

transfer of title to the Participation Interest, free of Encumbrances, to the Purchaser (state registration of the Purchaser with the USRLE as the Seller’s member holding the title to the Participation Interest); and

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(c)	transfer of title to Participation Interest 2, free of Encumbrances, to Yandex (state registration of Yandex with the USRLE as the Seller’s member holding the title to Participation Interest 2),

the Seller will transfer to the Purchaser, and the Purchaser will accept the title to all Facilities and the Land Lease Right, free from any Encumbrances, subject to the Permitted Encumbrances and provisions of this Agreement relating to the Encumbrance Release Registration, and the Purchaser will pay the Purchase Price for the Facilities, including the Land Lease Right, on terms and subject to the conditions of, and in the manner prescribed by, this Agreement.

2.3	The Facilities and the Land Plot shall be suitable for use in accordance with the Permitted Use and consistent with the requirements set out in the Agreement.
2.4

The Parties hereby agree and recognize that this Agreement is an agreement for sale and purchase of a future thing and the purpose of this Agreement is the acquisition by the Purchaser of title to the entire Building and the Land Lease Rights, which is an essential condition taken into account by the Parties when entering into this Agreement;

2.5

In accordance with Article 35 of the Land Code and Articles 271 and 552 of the Civil Code, simultaneously with the transfer of title to the OJSC Premises, Metal Fencing and Third Party Premises, the Purchaser acquires the title to the Land Plot. The Seller will transfer, and the Purchaser will accept the Facilities and the Land Plot on the same terms, within the same scope and in the same condition as OJSC, and the Owners of Third Party Premises shall transfer and the Seller shall accept the relevant Facilities and the Land Plot from OJSC and the Owners of Third Party Premises in accordance with the OJSC SPA and Third Party SPAs under the Initial Transfer Deeds.

2.6

The Facilities and the Land Plot shall be transferred to the Purchaser together with all documents relating to the Facilities, the Land Plot and the Lease Right which shall be received by the Seller from OJSC and the Owners of Third Party Premises under the Initial Transfer Deeds in accordance with the OJSC SPA and Third Party SPAs.

2.7

For the avoidance of doubt, the title to the Facilities and the Land Lease Rights shall be transferred to the Purchaser together with their constituent elements (provided that the price of such elements is included in the Purchase Price set out in Clause 3.1 of the Agreement).

2.8

The Parties shall cooperate in good faith to ensure the Encumbrance Release Registration in respect of the Facilities and the Land Plot, which includes filing of applications and other documents required by the relevant Governmental Authority and/or notary for the Encumbrance Release Registration in accordance with the Settlement Agreement.

2.9

The Parties will do everything in their power, including in accordance with Applicable Law, to ensure proper transfer of the lease right in respect of the Land Plot to the Purchaser. If necessary, the Seller will also provide all assistance for the execution of the addendum to the Land Lease on transfer of the lease right and all rights and duties under the Land Lease to the Purchaser.

3.	PURCHASE PRICE AND PAYMENT PROCEDURE
3.1	The Purchase price to be paid by the Purchaser to the Seller (“Purchase Price”) consists of the following components:
(a)	** and the applicable VAT (“OJSC Component”);
(b)	** and the applicable VAT (“Third Party Component”); and
(c)	** and the applicable VAT (“Third Component”).

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

3.2

The Purchaser will, as security for its monetary obligation to pay the Third Component of the Purchase Price, provide to the Seller the first part of the security payment by transfer to the Seller’s Account of ** (“First Part of the Security Payment”) within three (3) Business Days from the Execution Date.

3.3

Subject to satisfaction of the conditions set out in Clause 3.4, the Purchaser will, as security for its monetary obligations to pay the OJSC Component and the Third Party Component of the Purchase Price, provide to the Seller the second part of the security payment by transfer of the following amounts to the Seller RUB Collateral Account:

(a)

**, to be transferred in Roubles to the Seller RUB Collateral Account and further converted from Roubles into US Dollars and transferred to the Seller USD Collateral Account in the manner prescribed by clause 5.1(a) of the Settlement Agreement, so that the amount in US Dollars credited to the Seller USD Collateral Account is not less than. The Parties will submit to VTB Bank payment instructions and instructions for purchase/sale of currency in the manner prescribed by clause 5.1(a) of the Settlement Agreement to enable VTB Bank ensure a single conversion rate for the settlements;

(a)	**

the amounts set out in paragraphs (a) and (b) above being the “Second Part of the Security Payment”.

In accordance with the Tax Code of the Russian Federation, the Security Payment is not subject to VAT.

3.4

The Second Part of the Security Payment shall be paid by the Purchaser within ** Business Days from the date of satisfaction of the following conditions and occurrence of the following events (and such obligation of the Purchaser is contingent on satisfaction of such conditions and occurrence of such obligations within the meaning of Article 327.1 of the Civil Code):

(a)	provision of all of the following documents by the Seller to the Purchaser:
(i)	notarized copies of Third Party SPAs (with the exception of the ** SPA, which will be executed later);
(i)	notarized copies of the following corporate and/or other required approvals from the Owners of Third Party Premises and the Seller in respect of the Transaction Documents:
(A)	the Seller’s corporate approval for the execution of the Transaction Documents;
(B)

corporate approvals from the following Owners of Third Party Premises for the execution of the Third Party SPAs: Limited Liability Company “ANIKS”, Limited Liability Company “Galla Inter”, Limited Liability Company “CONTINENT-PROFILE”, Limited Liability Company “OFFICE-RENT”, Limited Liability Company “RESONANCE-K”;

(C)

notarized spousal consent to the execution of the Third Party SPAs or a statement to the effect that the relevant person was not and is not married, with notarized signature, or notarized prenuptial agreement under which such spousal consent is not required, with respect to the following Owners of Third Party Premises: **

(i)	notarized copy of the Addendum to the Korston Moscow Lease bearing a stamp confirming state registration with the USRRP;
(b)	receipt by the Purchaser of the Notice of Readiness from the Seller;
(c)

transfer of the title to the Participation Interest, free of Encumbrances, to the Purchaser (state registration of the Purchaser with the USRLE as the Seller’s member holding the title to the Participation Interest);

(d)

transfer of the title to Participation Interest 2, free of Encumbrances, to Yandex Technologies (state registration of Yandex Technologies with the USRLE as the Seller’s member holding the title to Participation Interest 2),

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

and provided that, as of the date of payment of the Second Part of the Security Payment in accordance with the first paragraph of this Clause 3.4:

(e)

all of the Transaction Documents executed as of that payment date remain valid obligations of the parties thereto, have not been amended (as compared to the versions agreed with the Purchaser) without the Purchaser’s consent, no claim or waiver has been made in respect of any such Transaction Document or termination or amendment thereof, and no claim has been made to challenge, invalidate or void any such Transaction Document (or any provisions thereof) or to make any provision of any Transaction Document unenforceable;

(f)

the Purchaser has not found any of the Seller’s Representations (as defined in the Put Option) under the Put Option to be untrue and Yandex Technologies has not found any of the Seller’s Representations (as defined in Put Option 2) under Put Option 2 to be untrue.

3.5

The Seller shall, no later than ** Business Days from the date of payment of the Second Part of the Security Payment, provide the Purchaser with a notarized copy of the notarized OJSC SPA executed by the Seller and OJSC. The Seller and the Purchaser hereby confirm that if the Purchaser is not provided with a notarized copy of the executed and notarized OJSC SPA within ** Business Days from the date of payment of the Second Part of the Security Payment, the Purchaser may unilaterally repudiate the Agreement out of court.

3.6

The Parties agree that, in accordance with Articles 327.1 and 328 of the Civil Code, payment of the Purchase Price by the Purchaser is counter performance contingent on satisfaction of all of the following conditions (the “Payment Conditions”):

(a)

State Registration in respect of all Real Properties and, if it is subject to state registration, the Land Lease Right, in each case free of Encumbrances, with the exception of the Permitted Encumbrances;

(b)

provision by the Seller to the Purchaser of the original confirmation letter issued by the Seller’s general director on the Registration Date (which in this case shall mean the latest Registration Date for all Real Properties) which confirms that all of the Seller’s Representations set out in Schedule 5 are true as of that Registration Date;

(c)

no party to any Transaction Document and no third party has made any claim to terminate/repudiate (upon the grounds provided by such agreements and/or Applicable Law), amend, invalidate or avoid any such agreement (or any of its provisions) and/or to make any provision of any such agreement unenforceable;

(d)

the Purchaser has not found any of the Seller’s Representations (as defined in the Put Option) under the Put Option to be untrue and Yandex Technologies has not found any of the Seller’s Representations (as defined in Put Option 2) under Put Option 2 to be untrue.

3.7

For the avoidance of doubt, the Purchaser shall not make payment, including partial payment, if the Seller has provided an incomplete set of documents or if any document provided by the Seller does not comply with any requirements of the Settlement Agreement or this Agreement, and/or the Payment Conditions are not satisfied.

3.8

The Purchase Price shall be paid by the Purchaser on the **  Business Day after the satisfaction of the last of the conditions set out in Clauses 3.6(a) and 3.6(b), provided that the conditions set out in Clauses 3.6(c) to 3.6(d) are also satisfied on such Business Day (the “Payment Date”).

3.9

The Purchase Price shall be paid by the Purchaser by transfer of funds in Roubles to the Seller’s Account, provided that, to the extent that a part of the Purchase Price is denominated in US Dollars, conversion shall be made in the manner set out in Clause 3.3(a).

3.10

The Parties agree that the Security Payment shall be refunded to the Purchaser (provided that the conversion shall be made with the use of a single conversion rate for the Parties’ settlements, so that the amount credited to the Purchaser’s USD Account is no less than the USD amount debited from the Seller USD Collateral Account, and for

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

these purposes the Parties will submit to VTB Bank payment instructions and instructions for purchase/sale of currency in the manner prescribed by the Settlement Agreement) on the earlier of the following dates:

(a)	In full, on the date falling no later than ** Business Days after receipt of the Purchase Price from the Purchaser; or
(b)

the Second Part of the Security Payment in full and the First Part of the Security Payment less the Transaction Expenses, in each case no later than ** Business Days after the expiration (termination) of the Agreement for any reason (including in accordance with Clause 10.3), provided, however, that if on the date of expiration (termination) of the Agreement at least one independent guarantee is issued securing the Seller’s obligations under OJSC SPA and/or Third Party SPAs, the Second Part of the Security Payment shall be refunded no later than ** Business Days from the date of termination of the Bank Guarantee.

3.11

The Parties agree that the Purchaser may (but is not obliged to) set off its obligation to pay the Purchase Price against the Seller’s obligation to refund the Security Payment to the Purchaser in accordance with Clause 3.10. With respect to any amounts denominated in US Dollars, such set-off shall be made in US Dollars without conversion.

3.12

If upon expiration of ** calendar days from the Execution Date the Payment Conditions are not satisfied for any reason, the Purchaser may repudiate this Agreement. The Seller may not demand that the Purchaser purchase the Facilities, including the Land Lease Right, and pay the Purchase Price (or any part thereof), unless all Payment Conditions are satisfied.

3.13

The Purchaser may (but is in no event obliged to) at its sole discretion pay the Purchase Price early and/or prior to the satisfaction of all or certain Payment Conditions and, in particular, set off its obligation to pay the Purchase Price against the Seller’s obligation to refund the Security Payment to the Purchaser in accordance with Clause 3.10.

3.14

Without prejudice to any rights the Purchaser may have under Applicable Law, the Parties acknowledge and agree that the loss of the Purchaser’s title to any Facility and/or the Land Lease Right (not related to the Purchaser’s actions after the relevant Registration Date) and/or the creation of an Encumbrance (with the exception of the Permitted Encumbrances) in respect of any Facility and/or the Land Plot (not related to the Purchaser’s actions after the relevant Registration Date) on grounds arising (or as a result of facts / circumstances arising) prior to the latest Transfer Deed Date shall terminate the Seller’s right to receive the Purchase Price (within the meaning of Article 327.1 of the Civil Code) and, accordingly, the Purchaser’s obligation to pay the Purchase Price and deposit the Security Payment.

3.15

For the purposes of clause 5 of Article 488 of the Civil Code, neither the Facilities nor the Land Lease Right are deemed to be pledged (mortgaged) to the Seller until the Purchase Price is paid in full.

3.16

The Parties may agree upon an alternative procedure for payment of the Purchase Price hereunder with the use of letters of credit in accordance with the Settlement Agreement, and in that case the Parties will amend this Agreement accordingly and, in particular, remove the provisions on transfer of the Security Payment, adjustment of the Payment Conditions and accommodation of terms for opening letters of credit. For the avoidance of doubt, unless the Parties agree upon an alternative procedure for payment of the Purchase Price, the provisions of this Section 3 on the procedure for payment of the Purchase Price shall apply without restriction.

4.	TRANSFER OF TITLE AND STATE REGISTRATION
4.1

The Parties shall initiate the procedure of the state registration of transfer of title to the Real Properties and, if it is subject to state registration, the Land Lease Right from the Seller to the Purchaser only upon satisfaction of the conditions set out in Clause 2.2.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

4.2

The Parties shall, within ** Business Days after satisfaction of the conditions set out in Clause 2.2, ensure that their authorized representative appears before the Registration Authority and files with the Registration Authority the documents required (from each Party) for State Registration of all Real Properties and, if it is subject to state registration, the Land Lease Right (including an application for state registration of the transfer of title to the Real Properties and, if the Seller’s lease right or interest in the lease right in respect of the Land Plot was registered as a result of acquisition of the Facilities, an application for state registration of the transfer of the lease right or interest in the lease right to the Land Plot).

4.3

The Parties shall cooperate in good faith to procure State Registration in respect of all of the Real Properties and, if it is subject to state registration, the Land Lease Right. For the purposes of carrying out and completing such State Registration, each Party shall promptly take, or cause to be taken, any actions that may be required of it to carry out and complete such State Registration, including signing all necessary documents (as well as amendments and supplements thereto) as may be required of it by the Registration Authority to carry out such State Registration, promptly submitting such documents (as well as amendments and supplements thereto) to the relevant Registration Authority and further applying to the Registration Authority for State Registration in respect of all of the Real Properties and, if it is subject to state registration, the Land Lease Right in case of refusal to carry out State Registration or suspension thereof.

4.4

If, in the course of State Registration in respect of all of the Real Properties and, if it is subject to state registration, the Land Lease Right, the Registration Authority requires to amend and/or supplement this Agreement for the purposes of such State Registration, the Parties will immediately agree upon and introduce the required amendments and/or supplements to this Agreement, provided that the Parties shall use their best efforts to ensure that such amendments and/or supplements do not cause any change in the material terms of this Agreement.

4.5	The costs on payment of the state fee for State Registration shall be borne by the Purchaser.
4.6	The title to the Facilities and the Land Lease Right shall pass from the Seller to the Purchaser on the relevant Registration Date.
4.7

The Seller shall not, prior to the Transfer Deed Date and without the Purchaser’s prior consent, enter into, amend, terminate (including by repudiation) or agree to enter into, amend or terminate any agreement in respect of the Facilities (or any of them) and/or the Land Plot, including the Korston Moscow Lease, create, or allow the creation of, any Encumbrances in respect of the Facilities (or any of them) and/or the Land Plot, or take any actions or allow any omissions which could adversely affect the rights and legitimate interests of the Purchaser as acquirer of the Facilities and the Land Lease Right.

4.8

From the Transfer Deed Date the Purchaser shall exercise the rights of possession, use and disposal of the relevant Facility and the Land Lease Right and shall bear the costs associated with maintaining such Facility and the Land Lease Right, provided that, subject to Clauses 4.9 and 4.10 hereof, any indebtedness (including any tenant’s liability) arising under the Land Lease prior to (and inclusive of) the Transfer Deed Date, including as a result of the reversal of judicial acts reducing the cadastral value of the OJSC Premises and/or the Land Plot, shall be paid by the Seller.

4.9	Unless otherwise agreed by the Parties in writing:
(a)

the Seller will ensure that OJSC pays for the Utility Services under the Utility Services Agreements and for services under the Other Agreements prior to (and inclusive of) the relevant Transfer Deed Date by exercising its rights under the OJSC SPA;

(b)

the Seller will ensure that the Owners of Third Party Premises pay for utility services in respect of the Third Party Premises prior to (and inclusive of) the relevant Transfer Deed Date by exercising its rights under the Third Party SPAs.

4.10	The Seller will promptly and in full:

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(a)	pay or cause the payment of (by exercising its rights under the OJSC SPA and Third Party SPAs) Taxes and other mandatory payments in respect of the Facilities and the Land Plot,
(b)

repay or cause the repayment of (by exercising its rights under the OJSC SPA and Third Party SPAs) all indebtedness on Taxes and other mandatory payments in respect of the Facilities and the Land Plot, including under the Land Lease, and

(c)	perform or cause the performance of (by exercising its rights under the OJSC SPA and Third Party SPAs) monetary obligations relating to operation and maintaining of the Facilities and the Land Plot, in each case, in respect of payments, indebtedness and obligations (as applicable) which shall be paid (performed) prior to (and inclusive of) the latest Transfer Deed Date.

If such payment, indebtedness or obligation is identified after the latest Transfer Deed Date, the Seller shall at its own expense repay (perform) it or cause it to be repaid (performed) (by exercising its rights under the OJSC SPA and Third Party SPAs) within ** Business Days from the date of receipt of the relevant written request from the Purchaser.

If the rent under the Land Lease for the period prior to (and inclusive of) the latest Transfer Deed Date is paid by the Purchaser and not by the Seller, the Seller shall also compensate to the Purchaser such rent within ** Business Days from the date of receipt by the Seller of the relevant written request from the Purchaser.

4.11	The risk of loss or deterioration of the Facilities and the Land Plot shall pass from the Seller to the Purchaser on the latest Transfer Deed Date.
4.12	The right to derive income and profit from the use of the Facilities shall pass from the Seller to the Purchaser on the latest Transfer Deed Date.
5.	TRANSFER OF THE FACILITIES AND THE LAND PLOT
5.1

The Seller will transfer to the Purchaser all of the Facilities and the Land Plot, and the Purchaser will accept all of the Facilities and the Land Plot in the same condition in which the Seller shall accept the Facilities and the Land Plot from OJSC and the Owners of Third Party Premises in accordance with the terms of the OJSC SPA and Third Party SPAs, within ** Business Days after all of the following requirements are met:

(a)

State Registration in respect of all of the Real Properties and, if it is subject to State Registration, the Land Lease Rights, in each case free of Encumbrances, other than any Permitted Encumbrances;

(b)

The absence of Defects and compliance of the Facilities and the Land Plot with the requirements stipulated in the Agreement, including their suitability for use in accordance with the Permitted Use; and

(c)	With the exception of the premises leased under the Korston Moscow Lease, removal from the OJSC Premises of any furniture and other property owned by OJSC.
5.2

The Parties will use their best efforts to ensure that the acceptance and transfer of the Facilities and the Land Plot from the Seller to the Purchaser hereunder take place on the same Business Day as the transfer of the Facilities and the Land Plot to the Seller from OJSC and the Owners of Third Party Premises under the OJSC SPA and Third Party SPAs. The Parties agree that if OJSC or any of the Owners of Third Party Premises evades the transfer in accordance with the terms of the OJSC SPA and Third Party SPAs, or if the conditions for the transfer stipulated by the OJSC SPA or by the relevant Third Party SPA have not been met, the Parties may agree to transfer the Facilities and the Land Plot in several stages (being as close as possible to each other), subject to the principle that the transfer of the relevant

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Facility by OJSC and/or the Owners of Third Party Premises to the Seller and by the Seller to the Purchaser shall be performed on the same day. On the day of the transfer of the OJSC Premises, the Seller will provide the Purchaser with the original confirmation letter from the general director of the Seller, confirming that the Seller’s Representations given in Schedule 5 are true on the Transfer Deed Date in respect of such OJSC Premises, OJSC Facilities and/or the Land Plot.

5.3

Unless otherwise agreed between the Parties, the Seller will fully comply with the terms of the OJSC SPA and Third Party SPAs, including the terms relating to acceptance and transfer of the Facilities and the Land Plot set out in clause 5 of the OJSC SPA and the relevant provisions of the Third Party SPAs.

5.4

The Facilities shall be transferred to the Purchaser at the location of the Facilities. Each Party will procure the appearance of its authorized representative for the signing of the documents required for the transfer of the Facilities to the Purchaser on the date determined in accordance with Clause 5.1.

5.5

The Parties shall additionally execute other documents required in accordance with Applicable Law in respect of accounting, utility services, taxes and fees for the performance of the acceptance and transfer of the Facilities. The Parties will execute, simultaneously with the execution of the Transfer Deed, a fixed assets transfer deed on the form OS-1A, and the Seller shall transfer to the Purchaser all documents which are to be received by the Seller upon the transfer of the Facilities to the Seller from OJSC and the Owners of Third Party Premises pursuant to the terms of the OJSC SPA and Third Party SPAs, including reconciliation acts and other documents in relation to the Facilities.

5.6	The Seller will fully assist the Purchaser in the re-execution of those Utility Services Agreements and Other Agreements as will be indicated by the Purchaser, at its discretion, to the Purchaser.
5.7	If:
(a)

the Purchaser receives from the Landlord under the Land Lease any rent payable under the Land Lease which was overpaid by OJSC/the Seller/the Owners of Third Party Premises during the period from ** up to and including the latest Transfer Deed Date as result of a decrease in the cadastral value of the Land Plot for the specified period (the “Surplus Amount”) and/or

(b)	the Purchaser sets off the Surplus Amount against the rent payable by Purchaser under the Land Lease for the period following the latest Transfer Deed Date (including such date)

the Purchaser will pay the Seller the Surplus Amount actually received or credited by the Purchaser within ** Business Days from the later of:

(i)	the relevant receipt or setting off of the Surplus Amount (or any part thereof) by the Purchaser or
(ii)

execution of the relevant reconciliation act with the Landlord under the Land Lease, and the Purchaser shall request such reconciliation acts within ** Business Days upon receipt of the Seller’s request.

5.8

For a period of ** following the latest Transfer Deed Date the Seller will refrain from any actions or omissions (and ensure that OJSC refrains from any actions or omissions) which could lead to a breach of any of the Seller’s Representations specified in Schedule 5.

5.9	The Seller will ensure the cancellation of all entries in the USRRP in respect of state registration of the following encumbrances:

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(a)

the lease under the Korston Moscow Lease: the Seller will ensure that not later than ** Business Days following the expiration of the Korston Moscow Lease (subject to the Addendum to the Korston Moscow Lease), or within any other period agreed with the Purchaser, Korston Moscow, together with the Seller or the Purchaser, shall file an application with the USRRP for the cancellation of the relevant entry; and

(b)

the sublease (lease) under the sublease agreements recorded in the USRRP on the Execution Date, any Registration Date and/or any Transfer Deed Date: not later than ** Business Days following the expiration of the Korston Moscow Lease or within any other period agreed with the Purchaser.

5.10

The Seller will (by exercising its rights under the OJSC SPA) ensure dismantling by OJSC at the expense of OJSC the temporary metal hangar with an area of approximately 300 sq. m, located on the Land Plot, within ** from the date of the Purchaser’s notice to the Seller in respect of such dismantling.

6.	LIABILITY OF THE PARTIES
6.1

For any failure to perform or undue performance of its obligations hereunder, the Party that has failed to perform or unduly performed the obligation shall indemnify the other Party against losses (subject to Clause 6.3) in accordance with Applicable Law to the extent not covered by the penalty, if such penalty is provided by this Agreement, and shall be held liable in the amount and in compliance with the procedure stipulated herein.

6.2

In case of any failure to comply with the timeframe stipulated herein for the transfer by the Seller of the Facilities and the Land Plot to the Purchaser, including due to breach by the Seller of its obligations stipulated herein, other than any delay in transfer by the Seller due to unreasonable evasion or refusal on the part of the Purchaser to execute the Transfer Deed, upon the Purchaser’s request the Seller will pay to the Purchaser a penalty in the amount of ** of the Purchase Price payable to the Seller for each ** delay in performance by the Seller of its obligation to transfer the Facilities and the Land Plot.

6.3

Other than in the case specified in Clause 9.5, the Parties may not be held liable for any lost income (profit) that the other Party could possibly have received. The Purchaser may not be held liable to the Seller under and in connection with this Agreement in the absence of fault on the part of the Purchaser. In the event of a conflict between this Clause and other provisions of the Agreement, the provisions of this Clause will prevail.

6.4

In case of any failure to comply with the timeframe for payment of the Surplus Amount referred to in Clause 5.7, the Purchaser will, upon the Seller’s request, pay the Seller a penalty in the amount of ** of the Surplus Amount due for each ** delay in the Purchaser’s performance of its payment obligation.

6.5

The Parties acknowledge and agree that the penalties stipulated hereby are proportionate to the consequences of the breach of obligations by the other Party or breach of representations and warranties (as the case may be), and the recovery of such penalties in the amount stipulated in this Agreement will not result in a Party obtaining unjust enrichment.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

7.	REPRESENTATIONS AND WARRANTIES
7.1	Within the meaning of Article 431.2 of the Civil Code, as on the Execution Date each Party provides the following representations and warranties concerning itself to the other Party:
(a)

it is a legal entity duly incorporated and existing in accordance with the legislation of the Russian Federation, has the right to conduct its business and to own property, may be held liable to the full extent of such property, and may acquire and exercise proprietary rights on its own behalf, incur obligations and act as plaintiff and defendant in court;

(a)

no applications have been filed and no awards have been rendered declaring the Party bankrupt or introducing any insolvency (bankruptcy) procedure in respect of the Party, the Party does not meet any bankruptcy requirements and there are no grounds for the occurrence of any of the above;

(b)	no decisions have been adopted regarding the reorganization or voluntary liquidation of the Party;
(c)

the Party has the legal capacity to enter into this Agreement, perform its obligations and conclude transactions hereunder, including receipt of all necessary corporate approvals (including obtaining approval of a major transaction and/or an interested party transaction and/or any other approval required under Applicable Law and/or constitutional documents of the Party);

(d)	the persons executing this Agreement on behalf of the Party have been duly authorized; and
(e)	execution of this Agreement by the Party and performance of its obligations hereunder does not violate and will not lead to:
(i)	violation of any provisions of its constitutional documents;
(i)	violation of Applicable Law by such Party;
(i)	violation of any act of any Authority (including any court) being binding upon the Party; or
(i)	violation of any agreement or breach of any transaction binding upon the Party.
7.1

Within the meaning of Article 431.2 of the Civil Code, the Seller shall provide the representations and warranties listed in Schedule 5 to the Purchaser on each Registration Date and each Transfer Deed Date, and will ensure the accuracy of such representations and warranties on each Registration Date and each Transfer Deed Date (provided that the transfer of title to the Facilities and the Land Lease Rights to the Purchaser may not be considered a breach of such representations and warranties or a default under the obligation to ensure the accuracy of the representations and warranties on the relevant Transfer Deed Date).

7.1	The Parties acknowledge and agree that:
(a)

the Parties’ Representations are material for the purpose of execution and performance of the Agreement by the Parties, and the Parties in executing and performing the Agreement are relying on the Parties’ Representations;

(a)	the Seller’s Representations are material for the purpose of execution and performance of the Agreement by the Purchaser (within the meaning of paragraph 2 of Article 431.2 of the Civil Code);

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

(a)

the Seller gives the representations and warranties set out in Schedule 5 and concerning OJSC, the OJSC Facilities and the Land Plot, relying on the corresponding representations and warranties of OJSC under the OJSC SPA to the extent that the corresponding representations and warranties in this Agreement are identical to the representations and warranties of OJSC given to the Seller under the OJSC SPA and do not depend on any actions or omission to act on the part of the Seller; and

(a)

the Seller gives the representations and warranties set out in Schedule 5 and concerning the Owners of Third Party Premises, the Third Party Premises and the Land Plot, relying on the corresponding representations and warranties of the Owners of Third Party Premises under the Third Party SPAs to the extent that the corresponding representations and warranties in this Agreement are identical to the representations and warranties of the Owners of Third Party Premises given to the Seller under the Third Party SPAs and do not depend on any actions or omission to act on the part of the Seller.

7.1

If any of the Seller’s Representations is inaccurate and/or the Seller fails to ensure the accuracy of any of the Seller’s Representations on each Registration Date and/or each Transfer Deed Date (provided that the transfer of title to the Facilities and the Land Lease Rights to the Purchaser may not be considered a breach of such representations or a default under the obligation to ensure the accuracy of the representations on the relevant Transfer Deed Date), the Seller shall within ** Business Days upon receipt of the relevant Purchaser’s request:

(a)

pay the Purchaser a penalty in the amount (increased by the Gross-Up Amount) equal to ** of the Purchase Price for each breach (failure by the Seller to ensure the accuracy) of the Seller’s Representations, to the Purchaser’s Account; and

(a)

to the extent not covered by such penalty, indemnify the Purchaser against any losses incurred as a result of the breach (failure to ensure the accuracy) of such representation, by payment to the Purchaser’s Account.

7.1

The Parties acknowledge and agree that the invalidity of one or several provisions of Clause 7.4 of the Agreement shall not render the entire Clause 7.4 of the Agreement invalid, in accordance with Article 180 of the Civil Code. Without limiting the generality of the foregoing, the Parties agree that if the provisions of Clause 7.4 of the Agreement are deemed to contravene Applicable Law, or for any other reason become invalid, illegal or unenforceable in any way due to the fact that in the event of a breach of any of the Seller’s Representations the civil law rights of the Purchaser are protected either by payment of a penalty or by recovery of damages, but not both of these means of protection of civil law rights of the Purchaser, in the event of a breach of any of the Seller’s Representations set out in Clause 7.4 of the Agreement, the civil law rights of the Purchaser shall be duly protected by payment of the penalty referred to in Clause 7.4 of the Agreement.

7.2

The Parties acknowledge and agree that the provisions of this Agreement on the Seller’s Representations (including the consequences of a breach of such representations) shall also apply to representations and warranties given in confirmation letters and transfer deeds provided by the Seller to the Purchaser in accordance with the provisions of this Agreement.

7.1

The Seller will deliver to the Purchaser copies of the OJSC Account Pledges, the Land Lease, Subleases, Utility Services Agreements and Other Agreements, including all addenda thereto, which the Seller shall receive from OJSC under the OJSC SPA, as well as copies of all agreements in respect of or in connection with the Third Party Premises (including all leases and subleases), which the Seller shall receive from the Owners of Third Party Premises under the Third Party SPAs, under a transfer deed,

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

which shall also include a representation given by the Seller to the Purchaser confirming that copies of such documents are copies received by the Seller from OJSC and the Owners of Third Party Premises under the OJSC SPA and Third Party SPAs, respectively.

8.	RECOVERY OF PECUNIARY LOSSES
8.1

Without prejudice to other rights of the Purchaser provided for by Applicable Law, upon request of the Purchaser the Seller shall fully indemnify the Purchaser against all pecuniary losses (within the meaning of Article 406.1 of the Civil Code) incurred as a result of any of the following circumstances (“Circumstances of Losses”):

(a)

the Purchaser's loss of title to any of the Facilities and/or Land Lease Rights (including as a result of the title being declared absent, recovery from illegal possession by another party, invalidation or voidance of transactions on the basis of which the Facilities and/or Land Lease Rights were purchased, declaration as unauthorized construction and/or demolition on the grounds provided for by Applicable Law and/or clarification of the boundaries of the Land Plot (or part thereof)) on grounds (or as a result of any facts/circumstances) that arose prior to the latest of the Transfer Deed Dates (inclusively) in relation to all of the Facilities and the Land Plot; and/or

(b)

creation of any Encumbrances in respect of any of the Facilities and/or the Land Plot on grounds (or as a result of any facts/circumstances) that arose prior to the latest of the Transfer Deed Dates (inclusively) in relation to all of the Facilities and the Land Plot; and/or

(c)

inability to use any of the Facilities and/or the Land Plot for its intended purpose and/or in accordance with the Permitted Use on grounds (or as a result of any facts/circumstances) that arose prior to the latest of the Transfer Deed Dates (inclusively) in relation to all of the Facilities and the Land Plot; and/or

(d)

submission of any claims against the Purchaser by Authorities or other third parties (including claims for recovery of unjust enrichment) in connection with any of the Facilities and/or the Land Plot (including under and/or in connection with the Land Lease, including joint and several liability under the Land Lease) as a result of circumstances that arose prior to the latest Transfer Deed Date (inclusively) in relation to all of the Facilities and the Land Plot (including as a result of reversal of judicial acts on reduction of the cadastral value of the OJSC Premises and/or the Land Plot), other than any claims arising after the latest Transfer Deed Date in respect of all of the Facilities and the Land Plot due to registration by the Purchaser of documentation for the performance of construction (reconstruction) works on the Land Plot; and/or

(e)

default by Korston Moscow under any of its obligations under the Korston Moscow Lease during the period from the latest Transfer Deed Date (inclusively) in respect of all of the Facilities and the Land Plot (other than the obligation to pay the rent under such agreement); and/or

(f)

performance by any person of any illegal actions in the Facilities and/or on the Land Plot during the period prior to the expiration date of the Korston Moscow Lease (inclusively) or any other Korston Moscow lease concluded in respect of the OJSC Premises or any part thereof; and/or

(g)

infliction of any losses, damage and/or harm by any person to any legal entity and/or individual in the Facilities and/or on the Land Plot during the period prior to the expiration date of the Korston Moscow Lease (inclusively) or any other Korston Moscow lease concluded in respect of the OJSC Premises or any part thereof.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

8.2	The Parties agree that upon the occurrence of any of the circumstances referred to in Clause 8.1, the amount of the indemnification against the pecuniary losses shall be calculated as follows:
(a)	upon the occurrence of any of the circumstances referred to in Clauses 8.1(a) to 8.1(c), the amount of the indemnification against the relevant losses shall be the aggregate of the following:
(i)	the monies paid to the Seller for the Facilities, including the Land Lease Right; and
(i)

upon the occurrence of the circumstance referred to in Clause 8.1(a) and/or 8.1(b), expenses for the satisfaction of the claims of the legal owner in connection with the actual title to and use of the Facilities and/or the Land Plot;

(b)	upon the occurrence of the circumstance referred to in Clause 8.1(d), the amount of the indemnification against the relevant losses shall be the aggregate of the following:
(i)	the amount of the relevant claims of the Authorities or third parties (including administrative fines); and
(i)	the amount of all losses incurred by the Purchaser due to the existence of the relevant obligation referred to in Clause 8.1(d);
(c)

upon the occurrence of any of the circumstances referred to in Clauses 8.1(e) to 8.1(g), the amount of the indemnification against the relevant losses shall be the aggregate of the amounts referred to in Clauses 8.2(a) to 8.2(b).

8.1

The Seller will indemnify the Purchaser against the pecuniary losses referred to in Clause 8.1 of the Agreement by transferring monies to the Purchaser's Account within 15 (fifteen) Business Days from the date of receipt of the relevant request from the Purchaser. For the avoidance of doubt, requests may be presented repeatedly in the event that new pecuniary losses provided for by this Agreement are incurred. Pecuniary losses, indemnification against which is required in accordance with this Clause 8.3, shall be reimbursed by paying to the Purchaser the amounts of the pecuniary losses without any deductions and/or withholdings. If any fee or tax is charged in respect of any amount, the amount to be transferred to the Purchaser shall be increased by the amount of such tax or fee.

8.1	Pecuniary losses referred to in this Clause 8 shall be reimbursed irrespective of the recognition of this Agreement as void or invalid, in whole or in part.
9.	QUALITY ASSURANCE
9.1

The OJSC Facilities may not have any Defects, shall be suitable for their use in accordance with the Permitted Use, and shall also comply with the requirements stipulated in the Agreement during the following guarantee period (the “Guarantee Period”): until ** (inclusively), but not later than the expiration date of the Korston Moscow Lease, subject to the extension of such period by entering into a supplementary agreement between the parties to the above lease after the Execution Date.

If any of the OJSC Facilities cannot be used as intended due to any detected flaws (defects), the Guarantee Period in respect of the OJSC Facility that could not be used as intended due to the detected flaws (defects) shall be prolonged by an amount of time equal to the amount of time it could not be used as intended.

9.2

The Seller shall be responsible for any flaws (defects) in the OJSC Facilities detected by the Purchaser, of which the Purchaser notifies the Seller within the Guarantee Period. The warranty period for

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

materials/parts replaced upon guarantee repair shall remain in force until the end of the Guarantee Period.
9.3

If during the Guarantee Period the Purchaser detects any flaws (defects) in the OJSC Facilities, the Purchaser shall notify the Seller thereof in writing, stating the list of flaws (defects), and shall call upon representatives of the Seller to agree on the list of flaws (defects) and the timeframes for their remediation by the Seller.

Notwithstanding other provisions of this Agreement, in the event of an emergency the Purchaser has the right to immediately proceed with remediation and may recover from the Seller reasonable documented costs incurred for the purpose of remediation, if the Seller subsequently admits that the emergency arose due to any flaws (defects) for which the Seller may be held liable during the Guarantee Period, or if that fact is confirmed by a court. The Purchaser will notify the Seller of the occurrence of an emergency within one day of becoming aware of it.

The Parties understand an emergency to mean situations where untimely remediation or delayed remediation may result in significant damage to any of the OJSC Facilities and/or the Land Plot and/or a situation directly threatening the condition of any of the OJSC Facilities and/or the Land Plot, including qualitative characteristics thereof, as well as the life, health and property of people on the territory of any of the OJSC Facilities and/or on the Land Plot.

9.4

If the Seller fails to perform its obligation to remedy flaws (defects) within the period agreed by the Parties or within a reasonable period, the Purchaser shall be entitled to remedy such defects on its own or with the involvement of third parties, and the Seller shall indemnify the Purchaser against the documented costs of remedying such defects by payment to the Purchaser’s Account.

9.5

Notwithstanding other remedies available to the Purchaser in accordance with this Agreement or Applicable Law, if any flaws (defects) interfere with or limit the use by the Purchaser of any of the OJSC Facilities and/or the Land Plot, the Seller shall indemnify the Purchaser against the losses incurred due to the impossibility to use the OJSC Facilities and/or the Land Plot (in full or in part), including full compensation of all fines, penalties, lost rent and other revenues not received by the Purchaser under contracts in relation to the OJSC Facilities to which the Purchaser is a party.

10.	TERM
10.1	Subject to Clause 10.2, within the meaning of paragraph 1 of Article 157 of the Civil Code, the Agreement shall take effect on the date of satisfaction of the last of the following conditions:
(a)

transfer of title to the Participation Interest to the Purchaser (state registration of the Purchaser with the USRLE as the Seller’s member holding the Participation Interest), free of Encumbrances; and

(b)

transfer of title to Participation Interest 2 to Yandex Technologies (state registration of Yandex Technologies with the USRLE as the Seller’s member holding Participation Interest 2), free of Encumbrances.

10.2

Notwithstanding Clause 10.1, the Purchaser performs the obligation to make the First Part of the Security Payment in accordance with Clause 3.2 within the timeframe specified in Clause 3.2, and may not request the return of the First Part of the Security Payment before the earlier of the dates specified in Clause 3.10.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

10.3

In the event that not all of the conditions set out in Clause 10.1 above are satisfied by **, this Agreement shall terminate in full, save for Clauses 1, 3.2, 3.10, 6.3, 7 (with respect to the Parties’ Representations on the Execution Date), 10.2, 10.3, 12, 14, 15 and 16.

11.	TERMINATION
11.1

Without prejudice to any rights that the Purchaser may have by virtue of Applicable Law, in accordance with paragraph 2 of Article 310 of the Civil Code and Article 450.1 of the Civil Code, the Purchaser has the right to unilaterally waive (repudiate) this Agreement by written notification of the Seller about the waiver (repudiation) of the Agreement in the cases:

(a)	stipulated by Clause 3.12; and/or
(b)

if any party to any of the Transaction Documents or any third party imposes any of the following requirements: termination/waiver (on the grounds stipulated by such agreements and/or Applicable Law), amendment, invalidation or voidance of any of such agreements (or any provision thereof) and/or unenforceability of any terms and conditions of any of such agreements; and/or

(c)	stipulated by Clause 3.5; and/or
(d)

if any of the Seller’s Representations referred to in Clause 7.1 is inaccurate on the Execution Date, any of the Registration Dates or the Transfer Deed Dates, and/or if any of the Seller’s Representations (other than those referred to in Clause 7.1) is inaccurate on any of the Registration Dates or the Transfer Deed Dates (and, for the purposes of representations on the relevant Transfer Deed Date, the transfer of title to the Facilities and Land Lease Rights to the Purchaser in itself does not serve as a basis for the termination of the Agreement in accordance with this Clause 11.1(d)); and/or

(e)

if the Registration Authority denies State Registration of the transfer of title to any of the Real Properties, and/or, if it is subject to state registration, the Land Lease Rights to the Purchaser for any reason; and/or

(f)

if at the time of State Registration or before or on the Transfer Deed Date in respect of any Facility and/or Land Plot there are any restrictions, registered with the USRRP and/or unregistered, of rights or encumbrances, agreements for participation in shared construction, legally asserted rights of claim, information on objections to registered rights, information on the existence of a decision on seizure of any Facility and/or Land Plot for state and municipal needs, claims and information on the existence of filed but not yet examined applications for state registration of rights (assignment or termination of rights), restrictions of title to or encumbrance over real estate, transactions in respect of any Facility and/or Land Plot, information on the performance of state registration of any transaction, right or restriction of rights without the consent of a third party or any authority required by law (this circumstance (regarding information on the performance of state registration of a transaction, right or restriction of rights without the consent of a third party or authority required by law) does not apply to the Mortgage), or any other Encumbrances (other than any Encumbrances arising solely due to the actions of the Purchaser following the relevant Registration Date, and Permitted Encumbrances); and/or

(g)

if the Facilities and/or the Land Plot are not transferred to the Purchaser pursuant to the terms of this Agreement within ** Business Days following inception of the Seller’s duty to transfer such Facilities and the Land Plot; and/or

(h)

if any insolvency (bankruptcy) and/or liquidation and/or reorganization proceedings (if applicable) are initiated in respect of the Seller, any Owner of Third Party Premises and/or OJSC in accordance with Applicable Law.

11.2	In the cases referred to in Clause 11.1, the Agreement shall be deemed terminated on the date the Purchaser sends written notice to the Seller on repudiation of this Agreement.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

11.3	The Seller may not waive this Agreement, other than in cases when such waiver is permitted by mandatory provisions of Applicable Law.
11.4

Unless otherwise agreed by the Parties, the Seller agrees within ** Business Days from the date of termination of the Agreement for any reason to return to the Purchaser the Purchase Price paid under this Agreement (using the common exchange rate for settlements between the Parties so that the amount credited to the Purchaser's Account (in US dollars) is not less than the amount (in US dollars) debited from the Seller’s USD Collateral Account) in full. To enable VTB Bank to provide a common exchange rate for settlements, the Parties agree to submit to VTB Bank payment orders and instructions for purchasing/selling foreign currency in accordance with the procedure stipulated in the Settlement Agreement.

11.5	Upon the termination of this Agreement by the Purchaser:
(a)	on the grounds referred to in Clause 11.1(d), 11.1(f) and/or 11.1(h);
(b)

on the grounds referred to in Clause 11.1(a), 11.1(e) or 11.1(g), unless the relevant ground arose solely as a result of wrongful actions (or omission to act) on the part of the Purchaser or illegal actions (or omission to act) on the part of the Registration Authority;

(c)	on the grounds stipulated by Applicable Law; and/or
(d)	through the courts due to a material breach of the Agreement by the Seller,

in addition to the obligation referred to in Clause 11.4, the Seller shall, within ** Business Days from the date of receipt of the relevant claim of the Purchaser, indemnify the Purchaser against the expenses actually incurred by the Purchaser and specified in Clause 8.2(a)(ii) hereof, as well as expenses related to state registration and registration of the transfer of title to the OJSC Facilities and the OJSC Lease Rights. However, the Purchaser shall not compensate the Seller for all the benefits obtained by the Purchaser in connection with the use of the Facilities, less the necessary maintenance expenses incurred by the Purchaser.

11.6

A claim by the Purchaser, referred to in Clause 11.5, must be submitted within ** Business Days from the date of termination of the Agreement (the “First Claim”) and may be submitted repeatedly (upon expiration of the specified period) in the event that new expenses, envisaged in Clause 11.5, are incurred.

11.7

In case of termination of the Agreement after State Registration, the Purchaser agrees, after and subject to the performance by the Seller of all actions referred to in Clause 11.4, and also, if applicable, in Clause 11.5 (in respect of the First Claim), to submit, together with the Seller, to the Registration Authority documents required for registration of the transfer of title to the Real Properties and, if they are subject to state registration, the Land Lease Rights from the Purchaser to the Seller, and the Seller agrees to take all actions required of it in connection with such registration.

11.8

In case of termination of the Agreement after the Transfer Deed Date, the Purchaser agrees to return the Facilities and the Land Plot to the Seller after and subject to performance by the Seller of all actions referred to in Clause 11.4 and also, if applicable, in Clause 11.5 (in respect of the First Claim). In this case, the Parties shall also execute a transfer deed in respect of fixed assets, on form OS-1А.

11.9	If the Seller’s obligation to return the received Purchase Price and/or Security Payment (or any part thereof) arises on the grounds stipulated herein and/or by Applicable Law:
(a)	interest shall accrue on the relevant amounts of the Purchase Price and/or Security Payment pursuant to Article 317.1 of the Civil Code on the terms set out in this Clause 11.9 ("Interest"); and
(b)

the Interest accrual period will begin on the date following the date on which the Seller is obliged, in accordance with this Agreement, to return the appropriate amount of the Purchase Price and/or Security Payment to the Purchaser, and will end on the date the Purchaser receives the appropriate amount of the Purchase Price and/or Security Payment on the Purchaser’s Account.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

11.10

The Parties confirm that if the Purchaser sends a notice of the Purchaser's waiver of the Agreement, none of the Purchaser's actions taken prior to the date of receipt of the Purchaser's notice of the waiver by the Seller may be construed as confirmation of the Agreement for the purposes of paragraph 5 of Article 450.1 of the Civil Code.

11.11	Termination of the Agreement in accordance with this Section 10 does not relieve the Seller from liability for its breaches that occurred prior to the date of termination of this Agreement.
11.12

If the Purchaser loses the title to the Facilities and/or the Land Lease Rights (including as a result of invalidation of title, recovery from illegal possession by another party, nullity of the transactions on the basis of which the Facilities and/or the Land Lease Rights were acquired, invalidation of transactions on the basis of which the Objects and/or the Lease Rights of the Land Plot were acquired, expropriations (including for state or municipal needs), recognition of any construction and/or demolition as unauthorized on the grounds stipulated by Applicable Law and/or clarification of the borders of the Land Plot (or any part thereof)) on grounds (or as a result of any facts/circumstances) that arose prior to the latest Transfer Deed Date, including as a result of any expropriation for state or municipal needs on the basis of any territorial planning document adopted prior to the latest Transfer Deed Date (irrespective of the existence of an approved territorial development plan) (other than in cases of any loss of title by the Purchase solely due to the actions of the Purchaser after the relevant Registration Date), the Seller shall, within five (5) Business Days from the date of receipt of the relevant claim from the Purchaser, perform all actions specified in Clause 11.4 and indemnify the Purchaser against the expenses actually incurred by the Purchaser and specified in Clause 11.5 (for the avoidance of doubt, the claims of the Purchaser may be submitted repeatedly in the event that new expenses, envisaged in Clause 11.5, are incurred).

11.13

In the event of invalidation of this Agreement, the Seller shall, within ** Business Days from the date of receipt of the Purchaser's claim, perform all actions specified in Clause 11.4. If the Agreement is invalidated due to any circumstances related to any breach of the Seller’s Representations and/or due to any circumstances of which the Seller was or, acting reasonably and prudently, ought to have been aware on the Execution Date (other than any circumstances connected with any breach of the Purchaser’s Representations), the Seller shall indemnify the Purchaser against the expenses actually incurred by the Purchaser and specified in Clause 11.5 (for the avoidance of doubt, the claims of the Purchaser may be submitted repeatedly in the event that new expenses, envisaged in Clause 11.5, are incurred).

11.14

The Parties acknowledge and agree that the waiver of this Agreement by the Purchaser in accordance with this Section 11 and other provisions of this Agreement shall in all cases be deemed a reasonable and bona fide action.

11.15

The Parties acknowledge and agree that in the event of termination of this Agreement the provisions of Clauses 11.4 to 11.11 shall be deemed an agreement between the Parties on the consequences of termination of the Agreement within the meaning of paragraph 2 of Article 453 of the Civil Code.

12.	NOTICES
12.1

All notices and other legally significant communications sent by one Party to the other Party ("Notices") shall be executed in writing and delivered by hand, by registered mail or certified mail with a delivery receipt notification, by another generally accepted delivery service (courier service) or otherwise against signature to the relevant Party to the addresses given below (or to any other address which the relevant Party may specify to the other Party in accordance with this Agreement):

Party	Address
Seller	Suite 6 / Office 470, 10 Presnenskaya Embankment, Moscow, 123112, Russian Federation
Attention of	E.M. Alyoshin
Purchaser	16 L’va Tolstogo Street, Moscow, 119021, Russian Federation

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Attention of	A.O. Korolenko

with a copy to be sent by email to the following email addresses:

Party	Email address
Seller	**
Attention of	E.M. Alyoshin
Purchaser	**
Attention of	A.O. Korolenko
12.2

Each Party may, by sending a Notice to the other Party in accordance with Clause 12.1 above, change its address for receiving Notices and/or other details specified in Clause 12.1. Such change shall take effect upon the expiration of ** Business Days from the date of receipt of the Notice of the respective change by the other Party.

12.3

Any Notice delivered before 6:00 p.m. at the place of delivery on a Business Day shall be deemed received on the same day. Any Notice received after 6:00 p.m. on a Business Day or at any time not on a Business Day shall be deemed received on the immediately following Business Day.

12.4

Without prejudice to paragraph 2 of clause 1 of Article 165.1 of the Civil Code, each Notice shall be deemed received at the time of its delivery to the addressee. If at the time of delivery of any notice the addressee is absent at the specified postal address, such notice shall be deemed delivered to the receiving Party on the day on which such fact was registered by the courier or postal service worker who delivered the document.

13.	FORCE MAJEURE

Definition

13.1

In this Agreement, “Force Majeure” means any circumstance beyond the reasonable control of a Party invoking Force Majeure, including floods, storms, earthquakes, hurricanes, tornadoes, other Acts of God, warfare, acts of terrorism, explosions, bombings, revolutions, uprisings, political changes (including expropriation and nationalization), civil unrest, strikes, lockouts, embargoes, sanctions or similar measures, economic or financial restrictions or bans introduced and/or imposed by any Authority, but excluding a shortage of funds for any reason.

Exemption from liability

13.2

A Party shall be released from the performance of its respective obligations under this Agreement to the extent that the inability to perform such obligations arose due to Force Majeure that has a material adverse effect on the Party invoking the Force Majeure during the period that the Force Majeure remains in effect or continues to have effect. At the same time, the Parties agree to perform all their other obligations that are unaffected by the Force Majeure.

Notification

13.3

A Party invoking Force Majeure shall as soon as possible, but in any case no later than ** days after the onset of the Force Majeure, notify the other Party in writing about the occurrence of such circumstances. Such notice shall contain information on the nature of the Force Majeure and, to the extent possible, the estimated period of time that the Force Majeure will remain in effect, as well as the estimated impact of the Force Majeure on the ability of the Party invoking Force Majeure to perform its obligations hereunder.

Termination

13.4

Upon termination of the effects of Force Majeure, the Party invoking Force Majeure shall promptly, but in any case no later than ** days after such termination, notify the other Party in writing of such termination. If a Party invoking Force Majeure delays sending or fails to send the other Party a notice of the onset or termination of Force Majeure, it shall be held liable to the other Party for additional damage or losses caused by such failure to notify or delay in sending the notice.

Duration

13.5

If Force Majeure or the effects thereof last more than ** months in a row, or if at any time it can reasonably be assumed that the Force Majeure or its effects will last for more than ** months, the Parties will immediately hold negotiations based on the principles of good faith to negotiate such changes to this Agreement as will allow the

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Parties to continue performing their obligations hereunder in the manner and by means which most closely approximate those agreed upon at the time of execution of this Agreement.
14.	CONFIDENTIALITY

Confidentiality undertaking

14.1

The Parties agree to keep confidential information relating to the terms of this Agreement and information received from each other in connection with the conclusion and execution of this Agreement ("Confidential Information"). Each Party agrees:

(a)	not to transfer to third parties originals or copies of documents containing Confidential Information;
(b)	not to disclose and not to allow disclosure to third parties and not to otherwise make public any Confidential Information; and
(c)	not to use Confidential Information for purposes unrelated to the performance of this Agreement.

Exceptions to the confidentiality undertaking

14.2	The confidentiality undertaking stipulated in Clause 14.1 does not apply:
(a)	to information independently prepared by the relevant Party or lawfully obtained from a third party to the extent that the disclosing Party has the right to disclose such information;
(b)

provided that the disclosing Party notifies the other Party in advance of the disclosure planned in accordance with this Clause 14.2, will consult with and consider in good faith the recommendations of the other Party regarding the scope and terms of disclosure of Confidential Information, regarding:

(i)

the disclosure of Confidential Information, to the extent such disclosure is required in accordance with Applicable Law, rules of any stock exchange or a binding decision, ruling or requirement of any court or other competent Authority;

(i)	disclosure of Confidential Information to any rating agencies, banks and other credit or financial organizations, specialized depositories and auditors of the Purchaser;
(c)	to any disclosure of Confidential Information to Affiliates of the Purchaser, VTB Group, Yandex N.V., professional advisors, officers and employees of a Party, VTB Group and Yandex N.V.;
(d)	subject to each person’s confidentiality undertaking similar to the one assumed by the Parties in accordance with this Clause 14, in respect of:
(i)

disclosure of Confidential Information to the extent reasonably necessary for the preparation and reflection of such information in the consolidated financial statements of either Party or its (direct or indirect) parent company in accordance with the accounting and financial reporting rules and/or standards applicable to that Party;

(i)	disclosure to a Party’s professional advisors of information, the disclosure of which is required for purposes related to this Agreement;
(e)	to any disclosure of Confidential Information for the purposes of resolving disputes hereunder by any court or arbitral tribunal.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

14.3

Each Party shall inform the persons referred to in Clause 14.2 and receiving Confidential Information that such information is confidential and shall instruct them to keep it confidential and not disclose it to any third party (other than those to persons to whom it has already been disclosed in accordance with the terms of this Agreement).

15.	GOVERNING LAW AND DISPUTE RESOLUTION
15.1	This Agreement and all rights and obligations of the Parties hereunder are governed by and shall be construed in accordance with Russian law.
15.2

Any disputes arising between the Parties under or in connection with this Agreement shall be resolved by the Parties through negotiations. For the purposes of paragraph 5 of Article 4 of the Arbitrazh Procedure Code of the Russian Federation, each Party is entitled to refer a dispute to the Arbitrazh Court of the City of Moscow, provided that the dispute is not resolved within ** Business Days from the date of the Notice (claim).

16.	MISCELLANEOUS
16.1

Settlements. The Parties agree that settlements based on prepayment, advance payment, payment by installments or deferred payment hereunder (if applicable) are not a commercial loan in the meaning of Article 823 of the Civil Code, and in accordance with Article 317.1 of the Civil Code the lender is not entitled to demand interest from the debtor accrued on the amount of the debt during the period of use of the funds, unless expressly provided otherwise by this Agreement. Without limiting the foregoing, the Parties hereby confirm and agree that (a) the procedure of payment by the Purchaser of the Purchase Price stipulated herein is not a form of  attraction by the Purchaser of financing from the Seller, and that the provisions of Article 823 of the Civil Code are not applicable to payment of the Purchase Price; and (b) unless expressly provided otherwise by this Agreement, interest may not accrue on any part of the Purchase Price (including in accordance with Article 317.1 of the Civil Code) during the period from the Execution Date to the due date of payment of the relevant amount in accordance with this Agreement.

16.2

Waiver of claim. The Purchaser's failure to submit a claim regarding any action or omission to act on the part of the Seller (including the failure to give notice regarding the waiver of the Agreement), irrespective of the period during which such action or omission to act continues, does not constitute waiver by the Purchaser of any rights provided to it by this Agreement. The express or implied waiver by the Purchaser at any time of any claim in respect of a breach of any term of this Agreement may not be construed as a waiver of the claim upon a breach of any other term of this Agreement or as consent to any subsequent breach of the same or any other term of this Agreement. If any action of the Seller requires the consent of or approval by the Purchaser, the Purchaser’s consent to or approval of such action in any specific case may not be construed as consent or approval of the same action in any subsequent case or of any other action in that case or in any subsequent case.

16.3

Set-off. Unless expressly provided otherwise herein, or unless the Parties agree otherwise in writing: (i) all amounts payable under this Agreement by the Seller must be paid in full without any withholding or deduction, unless such withholding or deduction is required in accordance with Applicable Law; (ii) the Seller is not entitled to demand any set-off or to perform any set-off on the basis of a counterclaim against the Purchaser in order to justify withholding of payment of any amount, in full or in part.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

16.4

Gross-up. The amounts payable by the Seller to the Purchaser hereunder shall be increased by the Gross-Up Amount. However, for the avoidance of doubt, the provisions of this Agreement do not imply double VAT payments and such double payments are not allowed.

16.5

Partial invalidity. If one or more provisions of this Agreement for any reason become invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will have no impact on the validity, legality and enforceability of the other provisions hereof. The Parties confirm that in accordance with Article 180 of the Civil Code the invalidity of one or several provisions of this Agreement will not render the Agreement invalid as a whole. The Parties agree to to use their best efforts to replace any provision of this Agreement that is illegal, invalid or unenforceable in any respect with an appropriate legal, valid and enforceable provision, the effect of which will most closely approximate the desired effect of the illegal, invalid or unenforceable provision.

16.6

Scope. The scope of the transaction, its consequences, liability, rights and obligations, as well as provisions of Parts I and II of the Civil Code, including those expressly specified in this Agreement, are known and clear to the Parties. The Parties confirm that the transaction hereunder is not made under the influence of delusion, deception, violence, threat or adverse circumstances.

16.7

Term of payments. Unless this Agreement provides for a different timeframe for specific payments, a Party will make the appropriate payment to the settlement account of the other Party within ** Business Days upon receipt of the relevant request from the other Party.

16.8	Rounding. The amounts of payments received as a result of calculations in accordance with this Agreement are subject to mathematical rounding to two decimal places.
16.9	Survival. The Parties agree that Clauses 1, 3.10, 6.3, 7, 8, 11, 12, 14, 15 and 16 shall survive the termination of this Agreement.
16.10

Material change of circumstances. With the exception of the provisions of Clause 2.4, which by agreement of the Parties are material for the Parties, a material change of the circumstances relied upon by the Parties in entering into this Agreement (as defined in Article 451 of the Civil Code) may not serve as grounds for amendment or termination of this Agreement by either of the Parties.

16.11	Amendments and addenda. Any amendments and/or addenda to this Agreement shall be effective only if made in writing and signed by both of the Parties.
16.12

Counterparts. This Agreement is executed in the Russian language in three (3) original counterparts, each having equal legal force, one for the Seller, one for the Purchaser and one for the Registration Authority.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

TRANSLATION

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Confidential treatment has been requested with respect to the omitted portions.  Double asterisks denote omissions.

Signatures of the Parties:

Seller

___________________________

Name: Evgeny Mikhailovich Alyoshin
General Director

/Seal/

Purchaser

___________________________

Name: Andrey Olegovich Korolenko,
acting pursuant to the power of attorney certified by Tatiana Yevgenyevna Nechaeva, notary of the city of Moscow, on 9 November 2018, registry No. 77/767-n/77-2018-3-880

/Seal/